Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
FIRST QUARTER 2026 FINANCIAL RESULTS

Atlanta, Georgia, May 11, 2026 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported results for its first quarter 2026 results.

Highlights include:

●	Total revenue grew to $72 million in the first quarter of 2026, up 53% from the prior year period.
o	Baseball revenue increased 60% from the prior year period to $46 million.
o	Mixed-Use Development revenue increased 41% from the prior year period to $26 million.
●	Total Adjusted OIBDA(1) improved to $(18) million in the first quarter of 2026, up 39% from the prior year period.
o	Baseball Adjusted OIBDA improved 18% from the prior year period to $(32) million.
o	Mixed-Use Development Adjusted OIBDA increased 37% from the prior year period to $18 million.
●	Operating income (loss) improved by $3 million to $(41) million in the first quarter of 2026, up from $(44) million in the prior year period.

Discussion of Results

	Three months ended
	March 31,
	2026	2025	% Change

	amounts in thousands

Baseball revenue	$45,746	$28,621	60%
Mixed-Use Development revenue	26,261	18,590	41%
Total revenue	72,007	47,211	53%
Operating costs and expenses:
Baseball operating costs	(56,616)	(48,763)	16%
Mixed-Use Development costs	(4,258)	(2,408)	77%
Selling, general and administrative, excluding stock-based compensation	(28,690)	(24,589)	17%
Adjusted OIBDA(1)	$(17,557)	$(28,549)	39%

Operating income (loss)	$(41,251)	$(44,452)	7%

Regular season home games in period	5	—

Unless otherwise noted, the following discussion compares financial information for the three months ended March 31, 2026 to the same period in 2025.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting and other media revenue. Mixed-Use Development revenue is derived primarily from a real estate portfolio including the mixed-use facility The Battery Atlanta and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended
	March 31,
	2026	2025	% Change

	amounts in thousands
Baseball:
Baseball event	$23,738	$883	2,588%
Broadcasting	2,519	4,291	(41)%
Retail and licensing	7,283	6,080	20%
Other	12,206	17,367	(30)%
Baseball revenue	45,746	28,621	60%
Mixed-Use Development	26,261	18,590	41%
Total revenue	$72,007	$47,211	53%

There were five home games played in the first quarter of 2026 compared to zero in the prior year period.

Baseball revenue increased 60% in the first quarter compared to the prior year primarily driven by an increase in baseball event revenue due to the number of regular season home games played, as well as contractual rate increases on season tickets and existing sponsorship contracts and new premium seating and sponsorship agreements. Broadcasting and other media revenue decreased due to the timing of the commencement of the BravesVision media contracts as we transitioned away from our previous long-term local broadcasting arrangement. Other revenue decreased due to a decline in special events held at Truist Park, including hosting two games for the Savannah Bananas in the prior year period.

Mixed-Use Development revenue increased 41% for the first quarter primarily due to increases in rental income and tenant recoveries from in-place leases associated with an April 2025 acquisition of certain real estate assets adjacent to The Battery Atlanta (the “Acquisition”).

Operating loss and Adjusted OIBDA(1) improved for the first quarter compared to the prior year, as revenue growth outpaced increases in operating and selling, general, and administrative expenses. Baseball operating costs increased primarily due to increases in major league player salaries, variable costs associated with the increase in the number of regular season homes games such as concession, retail, and other stadium operating costs, and expenses associated with the production of BravesVision, partially offset by a reduction in expenses associated with special events held at Truist Park. Mixed-Use Development costs increased primarily due to operating costs associated with the assets within the Acquisition. Selling, general and administrative expenses also increased related to the marketing expenses associated with the increase in number of regular season homes games as well as due to increased property taxes, insurance, other professional fees, and personnel costs.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation to the most comparable Generally accepted accounting principles (“GAAP”) measure, see “Non-GAAP Financial Measures and Supplemental Disclosures,” below.

Conference Call Information: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will discuss ABH’s financial results on a conference call which will begin at 10:00 a.m. (E.T.) on May 11, 2026. The call can be accessed by dialing (800) 715-9871 or +1 (646) 307-1963, passcode 7251864 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

About Atlanta Braves Holdings, Inc.: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) consists primarily of the Major League Baseball franchise the Atlanta Braves and a real estate portfolio including the mixed-use development The Battery Atlanta, which is located adjacent to the Braves stadium, Truist Park. For more information, please visit our website at https://www.bravesholdings.com/investors.

During the conference call, ABH may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. ABH’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the business, product and marketing strategies, new service offerings, future financial performance and prospects, trends and any other matters that are not historical facts. The words “will,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “strategy,” “continue,” “seek,” “may,” “could” and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, include, without limitation: the level of broadcasting revenue that ABH generates; the achievement of on-field success; ABH’s ability to develop, obtain and retain talented players; the regulatory and competitive environment of the industries in which ABH operates; the impact of organized labor on ABH, including any potential Major League Baseball (“MLB”) work stoppages such as strikes, protests or management lockouts; the impact of the structure or an expansion of MLB; changes in the nature of key strategic relationships with business partners, vendors and joint venturers; ABH’s ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations; ABH’s indebtedness could adversely affect operations and could limit its ability to react to changes in the economy or its industry; ABH’s ownership, management and board of directors structure; ABH’s ability to realize the benefits of acquisitions or other strategic investments; the inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; the outcome of pending or future litigation or investigations; ABH’s ability to attract and retain qualified key personnel; geopolitical incidents, accidents, terrorist acts, pandemics or epidemics, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to ABH and its affiliates; the impact of data loss or breaches or disruptions of ABH’s information systems and information system security; ABH’s processing, storage, sharing, use, disclosure and protection of personal data could give rise to liabilities; ABH’s ability to use net operating loss and disallowed business interest carryforwards to reduce future tax payments; the operation risks of ABH and its business affiliates with operations outside of the United States; ABH’s common stock and organizational structure; ABH’s stock price has and may continue to fluctuate; the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by ABH; and the ability of ABH and its affiliates to comply with government regulations, including, without limitation, consumer protection laws and adverse outcomes of regulatory proceedings. These forward-looking statements and such risks, uncertainties, and other factors speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in ABH’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is based except to the extent required by law. Please refer to the publicly filed documents of ABH, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated by subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus stock-based compensation, depreciation and amortization, separately reported litigation settlements, restructuring, acquisition and impairment charges. However, ABH’s definition of Adjusted OIBDA may differ from similarly titled measures disclosed by other companies.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three months ended March 31, 2026 and March 31, 2025.

	Three months ended
	March 31,
(amounts in thousands)	2026	2025
Operating income (loss)	$(41,251)	$(44,452)
Stock-based compensation	6,568	2,646
Depreciation and amortization	17,126	13,257
Adjusted OIBDA	$(17,557)	$(28,549)
Baseball	$(32,333)	$(39,600)
Mixed-Use Development	17,596	12,887
Corporate and Other	(2,820)	(1,836)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash increased $35 million during the first quarter as cash from operations and proceeds from stock options exercises more than offset capital expenditures and debt service payments. ABH debt decreased $30 million in the first quarter primarily due to repayments on the TeamCo revolver.

(amounts in thousands)	March 31, 2026	December 31, 2025
ABH Cash (GAAP)(a)	$135,197	$99,884

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	36,225	36,800
TeamCo revolver	10,000	35,000
Term debt	148,488	151,992
Mixed-Use Development	486,689	487,299
Total ABH Debt	$711,402	$741,091
Deferred financing costs	(2,225)	(2,460)
Total ABH Debt (GAAP)	$709,177	$738,631

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $34 million and $12 million as of March 31, 2026 and December 31, 2025, respectively.

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2026	2025

	amounts in thousands

Assets
Current assets:
Cash and cash equivalents	$135,197	99,884
Restricted cash	33,661	11,694
Accounts receivable and contract assets, net of allowances for credit losses of $343 at both March 31, 2026 and December 31, 2025	29,909	33,566
Other current assets	25,870	13,563
Total current assets	224,637	158,707

Property and equipment, at cost	1,280,653	1,266,030
Accumulated depreciation	(406,771)	(397,142)
	873,882	868,888

Investments in affiliates, accounted for using the equity method	116,299	116,819
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Prepaid pension asset	524	—
Other assets, net	172,447	171,076
Total assets	$1,687,256	1,614,957

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(unaudited)

	March 31,	December 31,
	2026	2025

	amounts in thousands
	except share amounts

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$85,716	43,473
Deferred revenue and refundable tickets	181,396	109,829
Current portion of debt	215,745	215,347
Other current liabilities	8,023	8,394
Total current liabilities	490,880	377,043

Long-term debt	493,432	523,284
Finance lease liabilities	99,855	98,566
Deferred income tax liabilities	30,844	41,282
Pension liability	—	1,758
Other noncurrent liabilities	41,093	34,842
Total liabilities	1,156,104	1,076,775
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at March 31, 2026 and December 31, 2025	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,187 at both March 31, 2026 and December 31, 2025	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,751 at both March 31, 2026 and December 31, 2025	10	10
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 52,845,420 and 51,828,348 at March 31, 2026 and December 31, 2025, respectively	524	514
Additional paid-in capital	1,170,556	1,137,178
Accumulated other comprehensive earnings (loss), net of taxes	(2,735)	(2,743)
Retained earnings (deficit)	(649,494)	(609,012)
Total shareholders' equity	518,964	526,050
Noncontrolling interests in equity of subsidiaries	12,188	12,132
Total equity	531,152	538,182
Commitments and contingencies
Total liabilities and equity	$1,687,256	1,614,957

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended
	March 31,
	2026	2025

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$45,746	28,621
Mixed-Use Development revenue	26,261	18,590
Total revenue	72,007	47,211
Operating costs and expenses:
Baseball operating costs	56,616	48,763
Mixed-Use Development costs	4,258	2,408
Selling, general and administrative, including stock-based compensation	35,258	27,235
Depreciation and amortization	17,126	13,257
	113,258	91,663
Operating income (loss)	(41,251)	(44,452)
Other income (expense):
Interest expense	(11,170)	(10,344)
Share of earnings (losses) of affiliates, net	(320)	322
Realized and unrealized gains (losses) on financial instruments, net	927	(637)
Other, net	1,194	1,213
Earnings (loss) before income taxes	(50,620)	(53,898)
Income tax benefit (expense)	10,194	12,507
Net earnings (loss)	(40,426)	(41,391)
Less net earnings (loss) attributable to noncontrolling interests	56	—
Net earnings (loss) attributable to Atlanta Braves Holdings' shareholders	$(40,482)	(41,391)
Basic net earnings (loss) attributable to Atlanta Braves Holdings' shareholders per common share	$(0.63)	(0.66)
Diluted net earnings (loss) attributable to Atlanta Braves Holdings' shareholders per common share	$(0.63)	(0.66)

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended
	March 31,
	2026	2025

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(40,426)	(41,391)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,126	13,257
Stock-based compensation	6,568	2,646
Share of (earnings) losses of affiliates, net	320	(322)
Realized and unrealized (gains) losses on financial instruments, net	(927)	637
Deferred income tax expense (benefit)	(10,438)	(12,582)
Cash receipts from returns on equity method investments	200	200
Net cash received (paid) for interest rate swaps	(6)	891
Other charges (credits), net	479	1,955
Net change in operating assets and liabilities:
Current and other assets	(13,034)	6,717
Payables and other liabilities	102,619	123,762
Net cash provided by (used in) operating activities	62,481	95,770
Cash flows from investing activities:
Capital expended for property and equipment	(8,630)	(19,516)
Other investing activities, net	5	(2,001)
Net cash provided by (used in) investing activities	(8,625)	(21,517)
Cash flows from financing activities:
Borrowings of debt	—	85,502
Repayments of debt	(29,688)	(4,536)
Proceeds (disbursements) from exercise of stock options and other stock issuances	26,820	679
Other financing activities, net	6,292	(1,506)
Net cash provided by (used in) financing activities	3,424	80,139
Net increase (decrease) in cash, cash equivalents and restricted cash	57,280	154,392
Cash, cash equivalents and restricted cash at beginning of period	111,578	112,599
Cash, cash equivalents and restricted cash at end of period	$168,858	266,991

Contact:

Cameron Rudd – Investor Relations

(404) 614-2300 or investorrelations@braves.com